Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-70085, 333-88038, 333-118559, 333-134728 and 333-164348 on Form S-3 and Registration Statements No. 333-68755, 333-69385, 333-84187, 333-91347, 333-92437, 333-32448, 333-37918, 333-39184, 333-42498, 333-42728, 333-48224, 333-48262, 333-44094, 333-54646, 333-54672, 333-68724, 333-70420, 333-73858, 333-86838, 333-86868, 333-97539, 333-111211, 333-113395, 333-113399, 333-113595, 333-113596, 333-115983, 333-121284, 333-121285, 333-121286, 333-123356, 333-129676, 333-129679, 333-130209, 333-139546, 33-139547, 333-139548, 333-149038, 333-149039 and 333-149043 on Form S-8 of our reports dated November 25, 2009 (February 8, 2010 as to the effect of the October 3, 2009 adoption of the new accounting standard requiring retrospective application described in Note 1), relating to the consolidated financial statements (which report expressed an unqualified opinion and included an explanatory paragraph regarding the retrospective adjustment to the consolidated financial statements for the October 3, 2009 adoption of Accounting Standards Codification Subtopic 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement) in the 2009 and 2008 consolidated financial statements), and financial statement schedule of Conexant Systems, Inc., and the effectiveness of Conexant Systems, Inc.’s internal control over financial reporting, appearing in this Current Report on Form 8-K of Conexant Systems, Inc. for the year ended October 2, 2009.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
February 8, 2010

1